UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices, including ZIP code)

(920) 684-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 8.01.             Other Events.

The Manitowoc Company, Inc. (the “Company”) is updating the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 in connection with certain recent events and changes in regulations, as well as the Company’s contemplated public offering of debt securities.  The updated risk factors are set forth below in their entirety.

Risk factors

You should carefully consider each of the risks set forth below.  If any of the events contemplated by the risks set forth below actually occur, then our business, financial condition or results of operations could be materially adversely affected.

Some of our business segments are cyclical or are otherwise sensitive to volatile or variable factors. A downturn or weakness in overall economic activity or fluctuations in those other factors can have a material adverse effect on us.

Historically, sales of products that we manufacture and sell have been subject to cyclical variations caused by changes in general economic conditions and other factors. In particular, the demand for our Crane products is cyclical and is impacted by the strength of the economy generally, the availability of financing and other factors that may have an effect on the level of construction activity on an international, national or regional basis. During periods of expansion in construction activity, we generally have benefited from increased demand for our products. Conversely, during recessionary periods, such as the recent global economic recession, we have been adversely affected by reduced demand for our products. In addition, the strength of the economy generally may affect the rates of expansion, consolidation, renovation and equipment replacement within the restaurant, lodging, convenience store and healthcare industries, which may affect the performance of our Foodservice segment. Furthermore, an economic recession may impact leveraged companies, such as Manitowoc, more than competing companies with less leverage and may have a material adverse effect on our financial condition, results of operations and cash flows. See “Risks related to the notes—We have a substantial amount of indebtedness which could adversely affect our financial position and prevent us from fulfilling our obligations under the notes.”

Products in our Crane segment also depend in part on federal, state, local and foreign governmental spending and appropriations, including infrastructure, security and defense outlays. Reductions in governmental spending can reduce demand for our products, which in turn can affect our performance.  Weather conditions can substantially affect our Foodservice segment, as relatively cool summer weather and cooler-than-normal weather in hot climates tend to decrease sales of ice and beverage dispensers.  Our sales depend in part upon our customers’ replacement or repair cycles. Adverse economic conditions may cause customers to forego or postpone new purchases in favor of repairing existing machinery.

Because we participate in industries that are intensely competitive, our net sales and profits could decline as we respond to competition.

We sell most of our products in highly competitive industries. We compete in each of those industries based on product design, quality of products, quality and responsiveness of product support services, product performance, maintenance costs and price. Some of our competitors may have greater financial, marketing, manufacturing and distribution resources than we do. We cannot be certain that our products and services will continue to compete successfully with those of our competitors or that we will be able to retain our customer base or improve or maintain our profit margins on sales to our customers, any of which could materially and adversely affect our financial condition, results of operations and cash flows.

If we fail to develop new and innovative products or if customers in our markets do not accept them, our results would be negatively affected.

Our products must be kept current to meet our customers’ needs. To remain competitive, we therefore must develop new and innovative products on an on-going basis. If we fail to make innovations, or the market does not accept our new products, our sales and results would suffer.

We invest significantly in the research and development of new products. These expenditures do not always result in products that will be accepted by the market. To the extent they do not, whether as a function of the product or the business cycle, we will have increased expenses without significant sales to benefit us. Failure to develop successful new products may also cause potential customers to choose to purchase used equipment, or competitors’ products, rather than invest in new products manufactured by us.

Price increases in some materials and sources of supply could affect our profitability.

We use large amounts of steel, stainless steel, aluminum, copper and electronic controls, among other items, in the manufacture of our products. Occasionally, market prices of some of our key raw materials increase significantly. In particular, we have experienced significant increases in steel, aluminum, foam, and copper prices at times in recent periods, which have increased our expenses.  If in the future we are not able to reduce product cost in other areas or pass raw material price increases on to our customers, our margins could be adversely affected. In addition, because we maintain limited raw material and component inventories, even brief unanticipated delays in delivery by suppliers—including those due to capacity constraints, labor disputes, impaired financial condition of suppliers, weather emergencies or other natural disasters—may impair our ability to satisfy our customers and could adversely affect our financial performance.

To better manage our exposures to certain commodity price fluctuations, we regularly hedge our commodity exposures through financial markets.  Through this hedging we fix or limit the future price for a portion of these commodities utilized in the production of our products.  To the extent that our hedging is not successful in realizing commodity prices that are favorable in comparison to market prices at the time of purchase, we would experience a negative impact on our profit margins compared to the margins we would have realized if these price commitments were not in place, which may adversely affect our results of operations, financial condition and cash flows in future periods.

We increasingly manufacture and sell our products outside of the United States, which may present additional risks to our business.

For the six months ended June 30, 2012 and the years ended December 31, 2011, 2010 and 2009, approximately 52%, 56%, 57% and 52%, respectively, of our net sales were attributable to products sold outside of the United States. Expanding our international sales is part of our growth strategy.  We operate 20 major manufacturing facilities outside of the United States.  Ten of these facilities are in Europe, two are in Latin America, and eight are in Asia.  Specifically, ten of our major manufacturing facilities are located in the European Economic Union and are therefore most closely impacted by any potential future issues that would arise from a further Euro zone crisis.  International operations generally are subject to various risks, including political, military, religious and economic instability, local labor market conditions, the imposition of foreign tariffs, the impact of foreign government regulations, the effects of income and withholding tax, governmental expropriation, and differences in business practices. We may incur increased costs and experience delays or disruptions in product deliveries and payments in connection with our international sales, manufacturing and the integration of new facilities that could cause loss of revenue or increased cost. Unfavorable changes in the political, regulatory and business climate and currency devaluations of various foreign jurisdictions could have a material adverse effect on our financial condition, results of operations and cash flows.

We depend on our key personnel and the loss of these personnel could have an adverse effect on our business.

Our success depends to a large extent upon the continued services of our key executives, managers and skilled personnel. Generally, these employees are not bound by employment or non-competition agreements, and we cannot be sure that we will be able to retain our key officers and employees. We could be seriously harmed by the loss of key personnel if it were to occur in the future.

Our operations and profitability could suffer if we experience problems with labor relations.

As of June 30, 2012, we employed approximately 12,700 people and had labor agreements with 13 union locals in North America. A large majority of our European employees belong to European trade unions. We have three trade unions in China, one trade union in India and two trade unions in Brazil.  There were only minor work stoppages during 2009 and 2010.  During 2010, we had two union contracts that expired and were successfully renegotiated. During 2011, four of our union contracts expired at various times.  Three of the contracts that expired in 2011 were successfully renegotiated without incident, while the International Association of Machinists (IAM) contract with Manitowoc Crane Corporation expired in October 2011 and resulted in a 66 day work stoppage.  Our contingency plans and workforce ensured that customer needs were met during the work stoppage.  A new contract with the IAM was ratified in January 2012 and expires in January 2016.  Certain of our union contracts in North America expire at various times during 2013.  Any significant labor relations issues could have a material adverse effect on our results of operations and financial condition.

If we fail to protect our intellectual property rights or maintain our rights to use licensed intellectual property, our business could be adversely affected.

Our patents, trademarks and licenses are important in the operation of our businesses. Although we intend to protect our intellectual property rights vigorously, we cannot be certain that we will be successful in doing so. Third parties may assert or prosecute infringement claims against us in connection with the services and products that we offer, and we may or may not be able to successfully defend these claims. Litigation, either to enforce our intellectual property rights or to defend against claimed infringement of the rights of others, could result in substantial costs and in a diversion of our resources. In addition, if a third party would prevail in an infringement claim against us, then we would likely need to obtain a license from the third party on commercial terms, which would likely increase our costs. Our failure to maintain or obtain necessary licenses or an adverse outcome in any litigation relating to patent infringement or other intellectual property matters could have a material adverse effect on our financial condition, results of operations and cash flows.

Our results of operations may be negatively impacted by product liability lawsuits.

Our business exposes us to potential product liability risks that are inherent in the design, manufacture, sale and use of our products, especially our crane products. Certain of our businesses also have experienced claims relating to past asbestos exposure. Neither we nor our affiliates have to date incurred material costs related to these asbestos claims. We vigorously defend ourselves against current claims and intend to do so against future claims.  However, a substantial increase in the number of claims that are made against us or the amounts of any judgments or settlements could materially and adversely affect our reputation and our financial condition, results of operations and cash flows.

Some of our products are built under fixed-price agreements; cost overruns therefore can hurt our results.

Some of our work is done under agreements on a fixed-price basis.  If we do not accurately estimate our costs, we may incur a loss under these contracts.  Even if the agreements have provisions that allow reimbursement for cost overruns, we may not be able to recoup excess expenses.

Strategic divestitures could negatively affect our results.

We regularly review our business units and evaluate them against our core business strategies.  In addition to strategic divestiture decisions, at times we are forced by regulatory authorities to make business divestitures as a result of acquisition transactions, such as the sale of substantially all of Enodis’ ice machine operations as a result of the Enodis acquisition.  As a result, we regularly consider the divestiture of non-core and non-strategic, or acquisition-related operations or facilities.  Depending upon the circumstances and terms, the divestiture of an operation or facility could negatively affect our earnings from continuing operations.

Environmental liabilities that may arise in the future could be material to us.

Our operations, facilities and properties are subject to extensive and evolving laws and regulations pertaining to air emissions, wastewater discharges, the handling and disposal of solid and hazardous materials and wastes, the remediation of contamination, and otherwise relating to health, safety and the protection of the environment. As a result, we are involved from time to time in administrative or legal proceedings relating to environmental and health and safety matters, and have in the past and will continue to incur capital costs and other expenditures relating to such matters.

Based on current information, we believe that any costs we may incur relating to environmental matters will not be material, although we can give no assurances. We also cannot be certain that identification of presently unidentified environmental conditions, more vigorous enforcement by regulatory authorities, or other unanticipated events will not arise in the future and give rise to additional environmental liabilities, compliance costs and/or penalties that could be material. Further, environmental laws and regulations are constantly evolving and it is impossible to predict accurately the effect they may have upon our financial condition, results of operations or cash flows.

We are exposed to the risk of foreign currency fluctuations.

Some of our operations are or will be conducted by subsidiaries in foreign countries. The results of the operations and the financial position of these subsidiaries will be reported in the relevant foreign currencies and then translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements, which are stated in U.S. dollars. The exchange rates between many of these currencies and the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Such fluctuations may have a material effect on our results of operations and financial position and may significantly affect the comparability of our results between financial periods.

In addition, we incur currency transaction risk whenever one of our operating subsidiaries enters into a transaction using a different currency than its functional currency. We attempt to reduce currency transaction risk whenever one of our operating subsidiaries enters into a transaction using a different currency than its functional currency by:

•      matching cash flows and payments in the same currency;

•      direct foreign currency borrowing; and

•      entering into foreign exchange contracts for hedging purposes.

However, we may not be able to hedge this risk completely or at an acceptable cost, which may adversely affect our results of operations, financial condition and cash flows in future periods.

Increased or unexpected product warranty claims could adversely affect us.

We provide our customers a warranty covering workmanship, and in some cases materials, on products we manufacture. Our warranty generally provides that products will be free from defects for periods ranging from 12 months to 60 months with certain equipment having longer term warranties. If a product fails to comply with the warranty, we may be obligated, at our expense, to correct any defect by repairing or replacing the defective product. Although we maintain warranty reserves in an amount based primarily on the number of units shipped and on historical and anticipated warranty claims, there can be no assurance that future warranty claims will follow historical patterns or that we can accurately anticipate the level of future warranty claims. An increase in the rate of warranty claims or the occurrence of unexpected warranty claims could materially and adversely affect our financial condition, results of operations and cash flows.

Some of our customers rely on financing with third parties to purchase our products, and we may incur expenses associated with our assistance to customers in securing third party financing.

A portion of our sales is financed by third-party finance companies on behalf of our customers. The availability of financing by third parties is affected by general economic conditions, the credit worthiness of our customers and the estimated residual value of our equipment.  In certain transactions we provide residual value guarantees and buyback commitments to our customers or the third party financial institutions.  Deterioration in the credit quality of our customers or the overall health of the banking industry could negatively impact our customers’ ability to obtain the resources needed to make purchases of our equipment or their ability to obtain third-party financing. In addition, if the actual value of the equipment for which we have provided a residual value or buyback guaranty declines below the amount of our guaranty, we may incur additional costs, which may negatively impact our financial condition, results of operations and cash flows.

An inability to successfully manage the implementation of a global enterprise resource management (ERP) system in our Crane segment could adversely affect our operating results.

We are in the process of implementing a new global ERP system in the Crane segment. This system will replace many of our existing operating and financial systems. Such an implementation is a major undertaking both financially and from a management and personnel perspective.  One business location implemented this system in 2009 and our corporate office implemented the system in 2010.  Due to economic conditions we delayed the previously scheduled implementation timeline for the Crane segment ERP system during 2010 and 2011.  To date during 2012, we have implemented the ERP system for our Crane and Crane Care businesses in Brazil and France and our Crane Care businesses in Europe and Latin America.  Should the system not be implemented successfully and within budget, or if the system does not perform in a satisfactory manner, it could be disruptive and adversely affect our operations and results of operations, including the ability of the company to report accurate and timely financial results.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including our proprietary business information and that of our customers, suppliers and business partners, as well as personally identifiable information of our customers and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to malicious attacks or breached due to employee error, malfeasance or other disruptions, including as a result of rollouts of new systems. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings and/or regulatory penalties, disrupt our operations, damage our reputation, and/or cause a loss of confidence in our products and services, which could adversely affect our business.

Our inability to recover from natural or man-made disasters could adversely affect our business.

Our business and financial results may be affected by certain events that we cannot anticipate or that are beyond our control, such as natural or man-made disasters, national emergencies, significant labor strikes, work stoppages, political unrest, war or terrorist activities that could curtail production at our facilities and cause delayed deliveries and canceled orders. In addition, we purchase components and raw materials and information technology and other services from numerous suppliers, and, even if our facilities were not directly affected by such events, we could be affected by interruptions at such suppliers. Such suppliers may be less likely than our own facilities to be able to quickly recover from such events and may be subject to additional risks such as financial problems that limit their ability to conduct their operations.  We cannot assure you that we will have insurance to adequately compensate us for any of these events.

Our income tax returns are subject to review by taxing authorities, and the final determination of our tax liability with respect to tax audits and any related litigation could adversely affect our operations.

Although we believe that our tax estimates are reasonable and that we prepare our tax filings in accordance with all applicable tax laws, the final determination with respect to any tax audits, and any related litigation, could be materially different from our estimates or from our historical income tax provisions and accruals.  The results of an audit or litigation could have a material effect on operating results or cash flows in the periods for which that determination is made.  In addition, future period earnings may be adversely impacted by litigation costs, settlements, penalties, or interest assessments.  We are undergoing tax audits in various jurisdictions and we regularly assess the likelihood of an adverse outcome resulting from such examinations to determine the adequacy of our tax reserves. On September 19, 2012, we received an examination report from the Internal Revenue Service covering the 2008 and 2009 tax years. The report includes the proposed disallowance of the deductibility of a $380.9 million foreign currency loss that was incurred in 2008.  We will file a formal protest to the proposed adjustment during the fourth quarter of 2012. We intend to vigorously contest the proposed disallowance by the Internal Revenue Service, and we have not recorded a tax reserve for this matter. However, there can be no assurance that this matter will be resolved in our favor.

Our international sales and operations are subject to applicable laws relating to trade, export controls and foreign corrupt practices, the violation of which could adversely affect our operations.

We must comply with all applicable international trade, customs, export controls and economic sanctions laws and regulations of the United States and other countries.  We are also subject to the Foreign Corrupt Practices Act and other anti-bribery laws that generally bar bribes or unreasonable gifts to foreign governments or officials.  Changes in trade sanctions laws may restrict our business practices, including cessation of business activities in sanctioned countries or with sanctioned entities, and may result in modifications to compliance programs.  Violation of these laws or regulations could result in sanctions or fines and could have a material adverse effect on our financial condition, results of operations and cash flows.

New regulations related to conflict-free minerals may force us to incur additional expenses.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), signed into law on July 21, 2010, includes Section 1502, which requires the Securities and Exchange Commission (“SEC”) to adopt additional disclosure requirements related to certain minerals sourced from the Democratic Republic of Congo and surrounding countries, or “conflict minerals”, for which such conflict minerals are necessary to the functionality of a product manufactured, or contracted to be manufactured, by an SEC reporting company.  The metals covered by the final rules, adopted on August 22, 2012, are commonly referred to as “3TG” and include tin, tantalum, tungsten and gold.  Implementation of the new disclosure requirements could affect the sourcing and availability of some of the minerals used in the manufacture of our products.  Our supply chain is complex, and if we are not able to conclusively verify the origins for all conflict minerals used in our products or that our products are “conflict free,” we may face reputational challenges with our customers or investors.  Additionally, as there may be only a limited number of suppliers offering “conflict free” metals, we cannot be sure that we will be able to obtain necessary metals from such suppliers in sufficient quantities or at competitive prices.  Accordingly, we could incur significant costs related to the compliance process, including potential difficulty or added costs in satisfying the disclosure requirements.

Item 9.01.             Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.  The following exhibit is being filed herewith:

(12.1)     Statement of Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.

Date: October 4, 2012	By:	/s/ Carl J. Laurino
Carl J. Laurino
Senior Vice President and Chief Financial Officer

THE MANITOWOC COMPANY, INC.

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

(12.1)	Statement of Computation of Ratio of Earnings to Fixed Charges.